Exhibit 99.1
your insourced HR department, providing:

workforce alignment

administrative relief

business protection
June 28, 2007
ValueAct Capital Management, L.P.
435 Pacific Avenue, Fourth Floor
San Francisco, California 94133
Ladies and Gentlemen:
          At the request of ValueAct Capital Management, L.P. (the “Company”), the Board of Directors of Gevity HR, Inc., a Florida corporation (“Gevity”), has elected Todd Bourell to serve on the Board of Directors of Gevity for a term of office commencing on the date hereof (the “Effective Date”). In connection with this election, Gevity and the Company have agreed to enter into this letter agreement (the “Agreement”). Each of Gevity and the Company hereby agrees to be bound by this Agreement. Each of Gevity and the Company is referred to herein as a “Party”, and Gevity and the Company are collectively referred to herein as the “Parties”.
     Gevity and the Company are also parties to that letter agreement dated November 3, 2006 (the “Prior Agreement”) concerning the terms and conditions governing the disclosure of confidential information by Gevity to the Company and certain other matters. The Parties agree that the Prior Agreement is terminated as of the Effective Date; provided that such termination shall not affect the liability of a Party for any breach of the Prior Agreement prior to the Effective Date.
     1.      (a)      Except as the Parties may agree, for a period of twelve (12) months from the Effective Date (the “Term”), the Company agrees that neither the Company nor any of its “affiliates” or “associates” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) will, or will assist or encourage others to, directly or indirectly, unless specifically authorized in writing in advance by Gevity’s Board of Directors:
(i)	effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in (except to the extent the Company participates as a passive stockholder of Gevity),
(a)	any acquisition of any securities (including, but not limited to, beneficial ownership thereof as defined in Rule 13d-3 under the Exchange Act) or assets or business of Gevity or any of its subsidiaries or any securities issued by Gevity or any of its subsidiaries, or any rights or options to acquire such ownership (including from a third party) if as a result of such acquisition the Company and its affiliates would beneficially own more than 14.9% of the outstanding voting securities of Gevity;

(b)	any tender or exchange offer, merger or other business combination involving Gevity or any of its subsidiaries;

(c)	any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Gevity or any of its subsidiaries; or
Bradenton Office | 9000 Town Center Parkway | Bradenton, Florida 34202 | tel 1.800.2GEVITY (1.800.243.8489) | www.gevity.com

(d)	any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of Gevity or any of its subsidiaries;
(ii)	act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of Gevity or any of its subsidiaries; or

(iii)	form any, join or in any way participate in a “group” within the meaning of Section 13(d)(3) of the Securities Act of 1933, as amended, with respect to any securities of Gevity or any of its subsidiaries; or

(iv)	take any action that might force Gevity or any of its subsidiaries to make a public announcement regarding any of the types of matters set forth in clause (i) above; or

(v)	enter into any discussions, negotiations, arrangements or understanding with any third party with respect to any of the foregoing.
     (b)      Except as the Parties may agree, the Company further agrees that, during the Term, neither the Company nor any of its affiliates will: initiate or engage or participate in, any discussions or negotiations or enter into any arrangements, understandings, or agreements (whether written or oral) with any person or entity, including, without limitation, other prospective acquirors of Gevity or any of its subsidiaries, regarding (i) the possible purchase or sale of any securities of Gevity or any of its subsidiaries, (ii) proposals or bids to acquire Gevity or any of its subsidiaries, or (iii) proposals to enter into any transaction similar to the ones listed in any provision of this paragraph 1. The Company also agrees, during the Term, not to request that Gevity or any of its subsidiaries, directly or indirectly, amend or waive any provision of this paragraph 1 (including this sentence), including, without limitation, any request to permit it to take action referred to in this paragraph 1.
     (c)      Neither the Company nor any of its affiliates shall knowingly sell any shares of common stock of Gevity to any person or “group” within the meaning of Section 13(d)(3) of the Securities Act of 1933, as amended, who beneficially owns 5% or more of the outstanding shares of common stock of Gevity or who would beneficially own 5% or more of the outstanding shares of common stock of Gevity as a result of such sale.
     2.      The Parties agree that the provisions of paragraph 1 hereof shall terminate upon the earliest to occur of (i) the public announcement by Gevity to the effect that it is soliciting, directly or indirectly, proposals to effect a change of control transaction; (ii) the acquisition by any third party or group other than the Company or any of its affiliates or associates (an “Offeror”) of beneficial ownership of shares of common stock of Gevity, which, when combined with all other shares of common stock of Gevity beneficially owned by the Offeror, represents more than twenty-five percent (25%) of the voting power represented by all shares of common stock of Gevity; (iii) the entry by Gevity into a definitive agreement with any Offeror with respect to a transaction which, if consummated, would result in a “change of control,” (iv) the issuance by Gevity to an Offeror of shares of common stock (or other securities of Gevity convertible into or exchangeable for common stock of Gevity), which, when combined with all other shares of common stock of Gevity beneficially owned by such Offeror, represents more than fifteen percent (15%) of the voting power represented by all shares of common stock of Gevity, if Gevity and such Offeror do not enter into a standstill agreement for a time period and upon terms substantially similar to the provisions of paragraph 1; (v) a sale of all or substantially all of the assets of Gevity (other than to a wholly owned subsidiary of Gevity); (vi) a liquidation or dissolution of Gevity; (vii) receipt by Gevity of a bona fide proposal from an Offeror with respect to a change of control transaction, which is not made in violation of paragraph 1 hereof and which Gevity’s Board of Directors does not reject within (A) 10 business days following commencement of any tender or exchange offer with respect to a proposal subject to Section 14(d) of the Exchange Act or (B) 30 business days, with respect to any other proposal; provided that such termination shall not affect the liability of a Party for any breach of any provision of paragraph 1 prior to such termination. For purposes of this Agreement, a “change of control” shall mean (i) a merger or consolidation to which Gevity is a party and as a result of which the persons who were stockholders of Gevity immediately prior to the effective date of such merger or consolidation beneficially own (as defined in Rule 13d-3 under the Exchange Act) less than fifty percent (50%) of the voting stock of the surviving parent entity outstanding immediately following the effectiveness of such merger or consolidation; (ii) a sale of all or substantially all of Gevity’s assets (other than to a direct or indirect wholly-owned subsidiary of Gevity); or (iii) a liquidation or dissolution of Gevity.
     3.      The Company acknowledges that any violation of this Agreement by the Company may cause Gevity immediate and irreparable harm that monetary damages may not adequately remedy, and thus the Company agrees that, upon any breach or violation of this Agreement by the Company, Gevity shall be entitled to seek equitable relief, including injunctive relief and specific performance (without bond or proof of damages), in addition to any other remedies that Gevity may have at law or in equity. Any failure by Gevity to exercise any right, power or privilege granted herein shall not constitute a waiver of such right, power or privilege.
     4.      This Agreement shall be governed by, and enforced under, Florida law, without regard to its conflict of law provisions. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF, AND VENUE IN, THE FEDERAL COURTS LOCATED IN TAMPA, FLORIDA AND WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
     5.      This Agreement constitutes the entire understanding between the Parties with respect to the matters herein; provided that, by entering into this Agreement, Gevity does not waive any rights that it may have under its Certificate of Incorporation or Bylaws or under applicable law. No amendment or modification of this Agreement shall be valid or binding on a Party unless made in writing and executed on behalf of each Party. The rights and obligations of the Parties hereunder shall be binding on and enforceable against their respective affiliates, successors and permitted assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned or delegated by a Party without the prior written consent of the other, and any such purported assignment or delegation without such consent shall be null, void and without effect.
     6.      All provisions of this Agreement are severable, and any provision of this Agreement found by a court of competent jurisdiction to be invalid or unenforceable will not affect the validity or enforceability of any other provision of the Agreement. To the extent legally permissible, the Parties will replace any illegal, invalid or unenforceable provision of the Agreement with a valid provision that will implement the intended purpose of the illegal, invalid or unenforceable provision. The provisions of this Agreement which expressly or by implication are intended to survive the expiration or early termination of this Agreement shall survive and continue to bind both Parties for so long as expressly set forth herein.

     7.      Each of the Company and Gevity (the “Representing Party”) represents and warrants to the other as follows: (a) the Representing Party has the power and authority to enter into this Agreement; (b) this Agreement has been duly authorized by all necessary action on the part of the Representing Party and has been duly executed and delivered by the Representing Party; and (c) this Agreement constitutes the legal, valid and binding obligation of the Representing Party and is enforceable in accordance with its terms, except to the extent such terms are limited by applicable bankruptcy, reorganization, insolvency and similar laws affecting the rights of creditors generally and by applicable principles of equity.
     8.      The judicial body interpreting this Agreement shall not more strictly construe the terms of this Agreement against one Party, it being agreed that both Parties and/or their attorneys or agents have negotiated and participated in the preparation hereof.
     9.      This Agreement may be executed in several counterparts and by means of telecopied signature pages, each of which when executed and delivered shall be regarded as an original.

Very truly yours,

Gevity HR, Inc.

		By:	/s/ Clifford M. Sladnick
		Name:	Clifford M. Sladnick
		Title:	Chief Administrative Officer

The foregoing Agreement is accepted and agreed to as of June 28, 2007

ValueAct Capital Management, L.P.

By:	/s/ Todd F. Bourell

Name:	Todd F. Bourell

Title:	Partner

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